UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 28, 2006
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 28, 2006, DCAP Group, Inc. (the “Company”) and Payments Inc., a wholly-owned subsidiary of the Company, entered into an Amended and Restated Financing and Security Agreement (the “Financing Agreement”) with Manufacturers and Traders Trust Company (“M&T) with respect to a new line of credit that will be used primarily to finance premium finance receivables. The new facility replaces M&T’s existing line of credit which was scheduled to expire on June 30, 2007.

The size of the revolving credit facility is $20 million, of which $2.5 million may be used for non-premium finance activities. Of such $2.5 million availability, $1.3 million has been used to satisfy the Company’s obligation to Eagle Insurance Company (“Eagle”) in connection with the January 2006 acquisition of surplus notes of Commercial Mutual Insurance Company from Eagle. The new line of credit matures on June 30, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 above.

Item 7.01.	Regulation FD Disclosure.

On July 31, 2006, the Company issued a press release (the “Press Release”) announcing (i) the entering into of the Financing Agreement described in Item 1.01 above, (ii) that no shares registered pursuant to a registration statement filed with the Securities and Exchange Commission for the benefit of certain securityholders have been sold, and (iii) the record and meeting dates for the 2006 annual meeting of shareholders. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: 99.1 Press Release, dated July 31, 2006, issued by DCAP Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Date: July 31, 2006	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President